EXHIBIT 23.4


October 17, 1997


To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of Glenayre Technologies, Inc. for the registration of common stock under the Open Development Corporation 1995 Stock Plan, Open Development Corporation 1996 Stock Option Plan and Open Development Corporation 1996 Non-Employee Director Stock Option Plan of our reports dated April 17, 1997 and July 18, 1997 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                        Very truly yours,


                                                        ERNST & YOUNG LLP